Exhibit 3.2.1

BUSINESS CORPORATIONS ACT

(SECTION 27 OR 171)

CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF AMENDMENT

1.	NAME OF CORPORATION:	2.	CORPORATE ACCESS NUMBER:

	NOVA GAS TRANSMISSION LTD.		200178150

3.             THE ARTICLES OF THE ABOVE-NAMES CORPORATION ARE AMENDED AS FOLLOWS:

Item 3 of the Restated Articles of Incorporation of the above-named corporation dated June 10, 1994 is hereby amended as follows:

1              Pursuant to paragraph 167(l)(m) of the Busines Corporations Act (Alberta) (the “Act”) Appendix A and Schedules II, II-A, II-B, II-C, II-D, II-E, II-F, II-G, II-H, III, III-A, III-B, IV, V and V-A attached to Appendix A are hereby deleted in their entirety and substituted therefore by the attached Appendix “A”.

2              Pursuant to paragraph 167(l)(d) of the Act, to create two new classes of shares, each in an unlimited number, designated as “Class A Preferred Shares” and “Class B Preferred Shares” that have, respectively, attached thereto the rights, privileges, restrictions and conditions set forth in Schedule A to these Articles of Amendment.

Item 5 of the Restated Articles of Incorporation of the above-named corporation dated June 10, 1994 is hereby deleted in its entirety and substituted therefore with the following wording:

1              Pursuant to paragraph 167(l)(k) of the Act, the minimum number of directors is set at five (5) and the maximum number of directors is set at fifteen (15).

Item 7(b) of the Restated Articles of Incorporation of the above-named corporation dated June 10, 1994 is deleted in its entirety

DATE	SIGNATURE	TITLE

October 6, 1998	/s/ Rhondda E.S. Grant	Corporate Secretary
FOR DEPARTMENTAL USE ONLY		FILED

SCHEDULE “A”

TO ARTICLES OF AMENDMENT OF

NOVA GAS TRANSMISSION LTD

B.            CLASS ‘A’ PREFERRED SHARES

The Class “A” Preferred Shares of the Corporation shall be unlimited in number and have respectively attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(a)           Subject to the provisions of the Business Corporations Act (Alberta) (the “Act”), the holders of the Class “A” Preferred Shares shall not be entitled to receive notice of, attend nor vote at any meeting of the shareholders of the Corporation;

(b)           rank pari passu with one another in all respects and junior to the Senior Preferred Shares and the New Common Shares and any other shares of the Corporation that by their terms rank prior to the Class “A” Preferred Shares, and any other shares of the Corporation that by their terms rank junior to the Class “A” Preferred Shares, both as to the order of priority in the payment of dividends and in the distribution of property in the event of the dissolution, liquidation and dissolution or winding-up of the Corporation or any other distribution of the property of the Corporation among its shareholders for the purposes of winding-up its affairs;

(c)           may, at any time or from time to time, be issued in one or more series, each such series to consist of such number of shares as may, before the issue thereof, be determined by the board of directors of the Corporation which may, by resolution from time to time before the issue thereof, fix the designation, rights, privileges, restrictions and conditions attaching to such shares of each series.

C.            CLASS ‘B’ PREFERRED SHARES

The Class “B” Preferred Shares of the Corporation shall be unlimited in number and have respectively attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(a)           Subject to the provisions of the Act, the holders of the Class “B” Preferred Shares shall not be entitled to receive notice of, attend nor vote at any meeting of the shareholders of the Corporation;

(b)           rank pari passu with one another in all respects and junior to the Senior Preferred Shares and the New Common Shares and any other shares of the Corporation that by their terms rank prior to the Class “B” Preferred Shares, and any other shares of the Corporation that by their terms rank junior to the Class “B” Preferred Shares, both as to the order of priority in the payment of dividends and in the distribution of property in the event of the dissolution, liquidation and dissolution or winding-up of the Corporation or any other distribution of the property of the Corporation among its shareholders for the purposes of winding-up its affairs;

(c)           may, at any time or from time to time, be issued in one or more series, each such series to consist of such number of shares as may, before the issue thereof, be determined by the board of directors of the Corporation which may, by resolution from time to time before the issue thereof, fix the designation, rights, privileges, restrictions and conditions attaching to such shares of each series.